UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 29, 2013

(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC 29601

(Address of principal executive offices, including zip code)

(864) 751-4880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On January 29, 2013, the Board of Directors of Scio Diamond Technology Corporation (the “Company”) appointed Michael W. McMahon to serve as Chief Executive Officer of the Company, effective on February 1, 2013.  Mr. McMahon, age 62, has served as Chief Operating Officer of the Company since October 2011.  Prior to that time, from May 2006 until September 2011, Mr. McMahon was the President of Unique Solutions, LLC, a company that provides expertise in the control of engineering and construction projects, and from September of 2001 until May of 2006 he served as a Senior Vice President with Fluor Corporation, a leading engineering construction company.  From August 1994 until August of 2001, Mr. McMahon was a Senior Vice President with Jacobs Engineering Corporation, a provider of technical, professional and construction services.

Mr. McMahon does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. McMahon had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  There are no family relationships between Mr. McMahon and any other director or executive officer of the Company.

In connection with Mr. McMahon’s appointment, he and the Company entered into a letter agreement dated January 29, 2013 (the “Employment Letter”), setting forth the terms under which Mr. McMahon will serve as the Company’s Chief Executive Officer.  The Employment Letter supersedes the Amended and Restated Employment Agreement entered into between the Company and Mr. McMahon on August 3, 2012, which is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2012.  The Employment Letter has no set term and provides that Mr. McMahon is an employee at will.

Pursuant to the Employment Letter, Mr. McMahon is entitled to:

•                  a base salary, initially in the amount of $20,833.25 per month ($249,999 per year), subject to increase (but not decrease absent Mr. McMahon’s consent) in the discretion of the Company’s Compensation Committee or the Board;

•                  eligibility for a 2013 fiscal year performance bonus of up to $100,000 for achieving performance targets in the Company’s 2013 fiscal year plan, as determined in the sole and unilateral discretion of the Board, with the performance targets to be agreed upon by Mr. McMahon and the Company following acceptance of the Company’s 2013 fiscal year plan by the Board;

•                  incentive options, which were granted on January 29, 2013 pursuant to the Company’s 2012 Share Incentive Plan (the “Plan”), to purchase 1,500,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”), at an exercise price of $0.93 per share, which shall vest as follows:  271,250 shares immediately upon Mr. McMahon’s February 1, 2013 start date; 234,375 shares upon the six-month anniversary of the start date; 468,750 shares when the Company achieves cumulative revenues of $5 million (cumulative from January 1, 2013); 234,375 shares when the Company achieves cumulative EBITDA of $1 million (cumulative from January 1, 2013), and 291,250 shares when the Company achieves cumulative EBITDA of $2.5 million (cumulative from January 1, 2013), subject to the terms of the Plan; and

•                  participate in all employee benefit plans and programs available to similarly situated employees, and up to twenty days of paid vacation per calendar year.

The Employment Letter also provides that if Mr. McMahon’s employment is terminated for any reason other than for “Cause” (as defined in the Employment Letter) or his voluntary resignation, in exchange for a general release by Mr. McMahon of the Company and its officers, directors, employees, shareholders, and agents from liability, as well as one-year non-solicitation and non-competition covenants from Mr. McMahon, Mr. McMahon will be entitled to receive, for twelve months following his date of termination, (i) his base salary plus (ii) $2,000 per month to offset his potential medial, dental and life insurance expenses and any premiums required under COBRA comparable state law, each paid in accordance with the Company’s payroll and benefit policies.  In addition, the Company will (also in exchange for a general release by Mr. McMahon of the Company and its officers, directors, employees, shareholders, and agents from liability) (1) extend the period during which Mr. McMahon may exercise his option with respect to any portion or all of his vested options to purchase shares to within twelve months following his date of separation, and (2) agree not to exercise any right of repurchase. All granted options will automatically vest in the event of a “change in control” of the Company, which will be deemed to have occurred on the date of closing of any of the following:  (i) a merger in which the Company is not the surviving entity, (ii) a sale of all of the outstanding shares of the Company’s stock or (iii) a sale by the Company of substantially all of its assets)).  In this case, the Employment Letter provides that the options will be exercisable for five years from the vesting date, subject to approval of the Board, provided that no options may be exercised after ten years following the date of grant.  If Mr. McMahon’s employment is terminated for “Cause” or due to his voluntary resignation, he will not be entitled to severance or benefit payments.

In addition, under the Employment Letter, in the event Mr. McMahon’s employment is terminated, for any reason other than for “Cause” or his voluntary resignation, during the four-month period before or the twelve-month period after a “change in control” that implies a Company value of $50,000,000 or more, Mr. McMahon will be entitled to (i) a lump-sum cash payment equal to the sum of (a) 2.0 times his annual base salary on the day before the change in control or the day before termination, whichever is higher, plus (b) any base salary or bonus earned or accrued through the date of termination and not previously paid, and (ii) payment of $2,000 per month for 24 months, which payments are intended to offset potential medical, dental and life insurance expenses.  Mr. McMahon would also remain subject to the terms of the Company’s Proprietary Information and Inventions Agreement.

The foregoing description of the Employment Letter is not complete and is qualified in its entirety by reference to the Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The options granted to Mr. McMahon were awarded pursuant to the Plan and are subject to all the terms and conditions of the Plan as well as the related Qualified Stock Option Grant Agreement.  A copy of the form of Qualified Stock Option Grant Agreement used in connection with the award to Mr. McMahon is on file with the Securities and Exchange Commission as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 8, 2012, provided that the options granted to Mr. McMahon will automatically vest in the event of a “change in control” of the Company and be exercisable in such event as provided above.  The Plan, an omnibus plan that allows for the issuance of stock options, stock appreciation rights, phantom stock, and other stock-based awards, was adopted on May 7, 2012.  A total of up to 5,000,000 shares (subject to adjustment) may be issued under the Plan.  The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Appointment of Director

On January 29, 2013, the Board of Directors of the Company appointed Robert C. Linares to serve as a member of the Board, filling the existing vacancy on the Board.  Pursuant to our existing director compensation policy, for each Board meeting he attends Mr. Linares will (i) receive $1,250, plus related expenses, and (ii) be eligible to receive options to purchase 6,250 shares of Common Stock pursuant to the Plan, to be granted by the Board in accordance with its standard procedure for such grants.

There are no family relationships between Mr. Linares and any other director or executive officer of the Company, except that he is the father-in-law of Edward S. Adams, who serves as Chairman of the Board.  Other than as described below, Mr. Linares does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Linares had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

On August 31, 2011, the Company acquired certain assets of Apollo Diamond, Inc. (“ADI”) (the “ADI Asset Purchase”), consisting primarily of diamond growing machines and intellectual property related thereto, for which the Company paid ADI an aggregate of $2,000,000 in a combination of cash and a promissory note to ADI with a September 1, 2012 maturity date.  In connection with the ADI Asset Purchase, the Company also agreed to provide certain current and former stockholders of ADI that were accredited investors the right to acquire up to approximately 16 million shares of Common Stock of the Company for $0.01 per share (the “ADI Offering”).  Accordingly, the purchase price for the ADI assets was an aggregate of $2,000,000, in a combination of cash and a promissory note, plus the ADI subscription rights.  In addition, on June 5, 2012, the Company acquired substantially all of the assets of Apollo Diamond Gemstone Corporation (“ADGC”) (the “ADGC Asset Purchase”), consisting primarily of cultured diamond gemstone-related know-how, inventory, and various intellectual property, in exchange for $100,000 in cash and the opportunity for certain current and former stockholders of ADGC that are accredited investors to acquire up to approximately 1 million shares of Common Stock of the Company for $0.01 per share (the “ADGC Offering”) with the intent that ADI Offering be conducted substantially concurrently with the ADGC Offering.  Cumulatively, the Company has issued 14,337,473 shares under the ADI and ADGC subscription rights.  Mr. Linares served as Chairman of the Board of each of ADI and ADGC and was the largest stockholder of each of ADI and ADGC.  Mr. Linares purchased 250,000 shares of Common Stock of the Company as a former ADI stockholder in connection with the ADI Offering and ADGC Offering.

Item 7.01                                           Regulation FD Disclosure

On February 1, 2013, the Company issued a press release announcing the appointment of Mr. McMahon as Chief Executive Officer.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Letter Agreement dated January 29, 2013 between Scio Diamond Technology Corporation and Michael McMahon

10.2	Scio Diamond Technology Corp. 2012 Share Incentive Plan

99.1	Press release dated February 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Edward S. Adams
Edward S. Adams
Chairman of the Board

Date:  February 4, 2013